UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

FORMCAP CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-28847 (Commission File Number)	1006772219 (IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada (Address of Principal Executive Offices )	89501 (Zip Code)

Registrant’s telephone number, including area code:   (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP COMPLETES FARMOUT AGREEMENT COWLEY COUNTY, KANSAS PROSPECT

November 4, 2014 – Reno, NV – Formcap Corp. (“Formcap” or “the Company”) (OTCQB: FRMC) announced today that it has completed a Farm-out Agreement (“Farm-out Agreement”) with Rainchief Energy Inc, (“Rainchief”) Vancouver, British Columbia.

The oil & gas prospect is 100% controlled by Formcap up to 2400 acres of prospective oil and gas leases (“The Formcap Lands”) located in Cowley County, Kansas. The Lil-Bobby #1-28, a proposed 3,300’ Mississippian well will be drilled in the NE/4 of the SE/4 of Section 28-T30S-R6E.

During the past 90 days; 28 Notices of Intent to Drill in Cowley County have been permitted according to the Kansas Corporate Commission. Notable companies drilling or intending to drill include: Taos Resources, Val Energy, Endeavor Energy Resources, Toto Energy and Jones & Buck Development among others. Targeting the Mississippian Formation with high impact well fracturing has yielded positive results in the area.

Under the terms of the Proposed Farm-out Agreement Rainchief shall have the right to earn a 60% working interest in 920 acres of the Formcap Lands by paying 100% of the cost to drill, complete and equip three (3) wells to target the Mississippian Formation. Upon completion of the third and final well Rainchief will also earn a 50% interest in the balance of the Formcap Lands representing up to 1440 acres.

Significant quantities of oil and gas have been discovered and produced in Cowley County in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $600,000 per vertical well.

Formcap is actively engaged in identifying, financing and developing oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. Formcap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014	FORMCAP CORP

By: /s/ Brad Moynes
Brad Moynes
Chief Executive Officer

Date: November 4, 2014 FORMCAP CORP

By: /s/ Brad Moynes

Brad Moynes

Chief Executive Officer